Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-13962, 333-127943, 333-140955, 333-183891, 333-183892, 333-183893, 333-188826, 333-188827, 333-208647 and 333-271449) of Canadian Pacific Kansas City Limited of our report dated February 3, 2023 relating to the financial statements of Kansas City Southern, which appears in the Canadian Pacific Kansas City Limited's Form 10-K for the fiscal year December 31, 2023, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
February 27, 2025